Exhibit 10.4

Amended and Restated Note and Security Agreement

Winston-Salem. North Carolina

Date January 30, 2004	Up to $4,500,000

FOR VALUE RECEIVED, Targacept, Inc., a corporation organized and existing under the laws of the State of Delaware with its principal executive office located at 200 East First Street, Suite 300, Winston-Salem, North Carolina 27102-1465 (hereinafter the “Borrower”), hereby promises to pay to the order of R.J. Reynolds Tobacco Holdings, Inc. (hereinafter the “Lender”) at its office where borrowed, or at such other place as Lender hereafter may direct from time to time in writing, in immediately available funds of lawful money of the United States, the sum of Four Million Five Hundred Thousand Dollars (or the unpaid principal amount of all advances which the Lender actually makes hereunder to the Borrower, whichever is less) together with any unpaid interest hereon from date of advance, in accordance with the terms contained in this Amended and Restated Note and Security Agreement (hereinafter referred to as this “Note”). The principal evidenced by this Note shall be advanced periodically from time to time in accordance with the terms of this paragraph in up to four disbursements (each such disbursement is referred to herein as a “Tranche”). The first Tranche is in the amount of $2,500,000, was advanced to the Borrower on May 1, 2002 and is payable in accordance with the terms set forth herein (the “First Tranche”). The Lender acknowledges that the Borrower is current as of the date of this Note with all payments due with respect to the First Tranche. The remaining principal amount evidenced by this Note may be advanced in up to three Tranches, the aggregate principal amount of which shall not exceed $2,000,000 (referred to herein individually as an “Additional Tranche” and collectively referred to herein as the “Additional Tranches”).

Upon written request of the Borrower, which shall be made in writing and delivered to the Lender on a business day not more than 45 nor fewer than 5 business days prior to the desired date of disbursement the Lender shall, subject to the terms and conditions set forth herein, advance an Additional Tranche to the Borrower provided that: (1) such written request shall set forth the principal amount of the proposed Additional Tranche, the proposed date of disbursement of the Additional Tranche and a description of the equipment, goods and other property purchased or to be purchased with the proceeds of such Additional Tranche; (2) in no event shall the Lender be obligated to advance more than three Additional Tranches or shall the aggregate initial principal amount of the First Tranche and all Additional Tranches exceed $4,500,000; (3) the Borrower’s written request may be made only so long as an Event of Default has not occurred hereunder and must be delivered to the Lender such that the date that such Additional Tranche is disbursed occurs on or before December 31, 2004. The Collateral securing the Tranches shall be evaluated by Lender at the time of each requested disbursement of an Additional Tranche to determine whether the Collateral has sufficient value to secure such Additional Tranche. In the event Lender makes a good faith determination that the Collateral is not of sufficient value to secure such Additional Tranche, Lender shall postpone disbursement of the Additional Tranche until such time that Lender determines in good faith that the Collateral has sufficient value to secure it. Lender shall use its best efforts to make such determinations in a timely manner. On the date that each Additional Tranche is advanced, the Borrower and the Lender shall execute a schedule supplementing Exhibit A to this Note, as the Lender shall reasonably request, to add additional Collateral that is to secure the Tranches, if any, confirm the outstanding principal amount of the outstanding Tranches and to evidence the rate of interest applicable to the Additional Tranche and the repayment dates for the Additional Tranche, and each such supplemental schedule shall thereupon become part of this Note.

Repayment:

☒The First Tranche shall be paid in 48 equal monthly payments of $59,402.75 beginning June 1, 2002 and continuing on the first day of each month thereafter until May 1, 2006 when the entire outstanding principal amount of such First Tranche then outstanding and all accrued but unpaid interest shall be paid in full. Each Additional Tranche shall be repaid in 48 equal monthly payments based on a 48-month amortization schedule beginning on the first day of the first calendar month that begins after the date such Additional Tranche is advanced and continuing on the first day of each month thereafter until the 48th month thereafter when the entire outstanding principal amount of such Additional Tranche then outstanding and all accrued but unpaid interest shall be paid in full.

If advances of the principal amount hereof are to be made by Lender to the Borrower after the date of this Note, Lender, at its sole discretion, is hereby authorized to make such advances under this Note upon telephonic or written communication of a borrowing request from any person representing himself or herself to be the Borrower or, in the event the Borrower is an organization, a duly authorized officer or representative of Borrower.

Interest:

Payable:

☒ in arrears.

☒ At the fixed rate per annum of 6.6% for the First Tranche.

☒ At an interest rate(s) per annum for each Additional Tranche established on the date such Applicable Tranche is advanced that approximates the hypothetical 4-year U.S. Treasury rate (determined as of the day the Applicable Tranche is advanced) plus 3.5%.

In no case shall interest exceed the maximum rate permitted by applicable law.

In addition to any other collateral specified herein, to secure the indebtedness evidenced by this Note, together with any extensions, modifications, or renewals thereof, in whole or in part, as well as all other indebtedness, obligations and liabilities of the Borrower to the Lender, now existing or hereafter incurred or arising, (hereinafter sometimes referred to as the “Obligations”), but excluding any obligations to Lender in its capacity as a holder of equity securities of Borrower, the Borrower does hereby grant to the Lender a security interest in and to, and does hereby assign, pledge, transfer and convey to Lender, the property set forth on Exhibit A hereto, as such Exhibit shall be supplemented from time to time, together with any and all additions and accessions thereto or replacements thereof and any products and/or proceeds of any of the foregoing (the “Collateral”). If, with respect to any Collateral in the form of investment securities, a stock dividend is declared or any stock split-up made or right to subscribe issued, all the certificates for the shares representing such stock dividend or split-up or right to subscribe will be immediately delivered, duly endorsed, to the Lender as additional Collateral.

The Lender shall have, but shall not be limited to, the following rights, each of which may be exercised at any time or from time to time: (i) to transfer this Note and the Collateral, and any transferee shall have all the rights of the Lender hereunder and the Lender shall be thereafter relieved from any liability with respect to any Collateral so transferred; and (ii) to vote any investment securities forming a part of the Collateral.

Borrower will at Lender’s request maintain insurance on the Collateral in amounts at least equal to the fair market value of the Collateral and against casualty, public liability and property damage risks and such other risks as Lender may request. Borrower will pay all premiums for insurance when due. Unless and until requested by Lender, Borrower shall not be required to name Lender as additional insured in such policy or to provide Lender a copy of the policy for or certificate evidencing such insurance, but when and if requested by Lender, the Borrower shall as promptly as reasonably practicable: (i) cause all policies of such insurance to specify that Lender is an additional insured as its interests may appear and to provide that such insurance shall not be cancelable by Borrower or the insurer without at least 30 days advance written notice to Lender and that proceeds are payable to Lender regardless of any act or omission of Borrower which would otherwise result in a denial of a claim; and (ii) deliver all policies or certificates thereof (with copies of such policies) to Lender. In the event any or all of such insurance is cancelled, any returned premium thereon may be collected by Lender and applied by Lender to any part of the Obligations, either matured or unmatured. Lender is authorized to receive the proceeds of any insurance loss and at the option of Lender shall apply such proceeds toward either the repair or replacement of the Collateral or the payment of the Obligations secured hereby. Borrower will also pay all taxes and other impositions on the Collateral as well as the cost of repairs or maintenance to the Collateral. The loss, injury or destruction of the Collateral, with or without the fault of Borrower, shall not release the Borrower from any liability hereunder or in any way affect Borrower’s liability hereunder.

The occurrence of any one or more of the following conditions or events shall constitute an “Event of Default” hereunder: (i) any failure of Borrower to pay any of the Obligations when due or to observe or perform any agreement, covenant or promise hereunder; (ii) any default of Borrower in the payment or performance of any other liabilities, indebtedness or obligations to Lender or to allow or permit any other liabilities, indebtedness or obligations to Lender to be accelerated; (iii) any failure of Borrower to observe or perform any agreement, covenant or promise contained in any agreement, instrument or certificate executed in connection with the granting of a security interest in property to secure the Obligations; (iv) any warranty, representation or statement made or furnished to the Lender by or on behalf of Borrower in connection with the loan evidenced by this Note proving to have been false in any material respect when made or furnished; (v) any loss, theft, substantial damage, destruction, sale, foreclosure of or encumbrance to any of the Collateral, or the making of any levy, seizure or attachment thereof or thereon or the rendering of any judgment or lien or garnishment or attachment against Borrower; or (vi) the dissolution, liquidation or winding up of Borrower, or the insolvency, or appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any bankruptcy or insolvency laws, state or federal, by or against, the Borrower.

Upon the occurrence of an Event of Default (and the expiration of any applicable notice and/or grace periods), to the extent permitted by law, the Lender at its option may declare all of the Obligations to be immediately due and payable, all without notice or demand, and shall have in addition to and independent of the right to declare the Obligations to be due and payable and any other rights of the Lender under this Note or any other agreement with Borrower, the remedies of a secured party under the Uniform Commercial Code as in effect in North Carolina (the “Code”), including, without limitation thereto, the right to take possession of the Collateral, or the proceeds thereof and to sell or otherwise dispose thereof, and for this purpose, to sign in the name of Borrower any transfer, conveyance or instrument necessary or appropriate in order for the Lender to sell or dispose of any of the Collateral, and the Lender may, so far as the Borrower can give authority therefor, enter upon the premises on which the Collateral or any part thereof may be situated and remove the same therefrom, without being liable in any way to Borrower on account of entering any premises. The Lender may require the Borrower to assemble the Collateral and make the Collateral available to the Lender at a place to be designated by the Lender which is reasonably convenient to both parties. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Lender shall give the Borrower written notice of the time and place of any public sale thereof or of the time after which any private sale or other intended disposition thereof is to be made. The requirement of sending reasonable notice shall be met if such notice is mailed, postage prepaid, or otherwise given, to the Borrower at the last address shown on the Lender’s records at least ten (10) days before such disposition. Lender shall comply with all applicable state or federal law requirements in connection with a disposition of the Collateral.

The rights of the Lender specified herein shall be in addition to, and not in limitation of, the Lender’s rights under the Code, or any other statute or rules of law conferring rights similar to those conferred by the Code, and under the provisions of any other instrument or agreement executed by the Borrower to the Lender. All prior agreements to the extent inconsistent with the terms of this Note shall be construed in accordance with the provisions hereof. Any rights or remedies of the Lender may be exercised or taken in any order or sequence whatsoever, at the sole option of the Lender. This agreement shall bind and inure to the benefit of the heirs, legatees, executors, administrators and assigns of Lender and Borrower.

The security agreement set forth herein and the security interest in the Collateral created hereby shall terminate only when all of the Obligations have been paid in full. No waiver by the Lender of any default shall operate as a waiver of any other default or of the same default on a future occasion. All rights of the Lender hereunder shall inure to the benefit of its successors and assigns, and all obligations of the Borrower shall bind the heirs, legal representatives, successors and assigns of the Borrower. Borrower and each endorser, surety or guarantor of this Note, whether bound by this or by separate instrument or agreement, shall be jointly and severally liable for the indebtedness evidenced by this Note and hereby severally (i) waive presentment for payment, demand, protest, notice of nonpayment or dishonor and of protest and any and all other notices and demands whatsoever; to the fullest extent permitted by applicable law; and (ii) consent that at any time, or from time to time, payment of any sum payable under this Note may be extended without notice whether for a definite or indefinite time. The Borrower shall pay to Lender on demand all expenses, including reasonable attorneys’ fees and expenses, incurred by Lender in any way arising from or relating to the enforcement or attempted enforcement of the Note and any related guaranty, collateral document or other document and the collection or attempted collection, whether by litigation or otherwise, of this Note. Time is of the essence.

This Note evidences the indebtedness heretofore evidenced by, and amends and restates in its entirety, the Note and Security Agreement dated as of May 1, 2002 made by the Borrower in favor of the Lender. This Note is not in payment or satisfaction of the Note and Security Agreement dated as of May 1, 2002 nor is this Note in any way intended to constitute a novation of the Note and Security Agreement dated as of May 1, 2002.

This Note, and the rights and obligations of the parties hereunder, shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent that the Code provides for the application of other law with respect to the Collateral.

[Signature Page to Follow]

IN WITNESS WHEREOF, the Borrower and the Lender have executed this Note under seal the day and year set forth above.

Borrower:

Attest:		TARGACEPT, INC.

	/s/ Alan A. Musso	By:	/s/ J. Donald deBethizy

Title:	VP & CFO	Title:	President & CEO

[Corporate Seal]

Lender:

Attest:		R.J. REYNOLDS TOBACCO HOLDINGS, INC.

	/s/ Daniel Fawley	By:	/s/ Lynn L. Lane

Title:	VP & Assistant Treasurer	Title:	SVP & Treasurer

[Corporate Seal]

Exhibit A

Appendix A

Loan Collateral Summary:

2000 Post Spinout	$132,056.26
2001 Additions	$995,243.21
2002 Add-CIP	$1,290,937.55	includes some estimates
2002 Additions	$99,546.68

	$2,517,783.70

2000 Post Spinout

9/30/2000 Laptop	$3,670.92
30-Sep Laptop	$4,176.30
30-Sep Laptop	$3,980.21
31-Oct Shredder	$4,125.62
20-Oct S/ware - Office Suite	$2,441.45
20-Oct 15 Dell pc’s	$25,440.97
20-Oct T-1	$3,879.28
20-Oct 26 MIS office 2000	$14,310.87
20-Oct NT Software	$3,964.22
20-Oct CISCO Switch, Tape Backup	$28,489.09
21-Nov Balance	$2,292.73
21-Nov Freezer	$1,805.81
21-Nov Balance	$1,144.85
22-Nov Epxon XGA	$5,099.34
13-Nov FAS software	$2,135.85
30-NovX10Giaga	$3,819.05
30-Nov PCI-Gigenet	$3,394.25
1-Dec IBM Thinkpad	$835.00
6-Dec 5 Dell monitors	$2,332.00
6-Dec 15 Dell workstations	$14,718.45

$132,056.26

2001 Additions

DATE	VENDOR	DESCRIPTION	QUANTITY	TOTAL
		DRUG DISCOVERY
1/5/2001	Fisher	ROTVAPOR 24/40 R114A JCK/BTH	1	4,013.48
3/14/2001	Gilson	215 LIQUID HANDLER	1	31,355.18
3/24/2001	Phenomenex	RP 80A SYNERGY MAX	1	1,337.25
		Sales Tax		80.23
3/27/2001	Fisher	R 200A ROT EVAP	1	3,695.72
3/27/2001	Fisher	CATALYTIC PARR APPARATUS 115V 60HZ	1	2,777.33
3/15/2001	Genevac	EVAPORATOR SYSTEM	1	31,650.00
4/30/2001	Micromass	MASS SPEC UPGRADE/SYSTEM	1	25,948.80
4/30/2001	Gilson	Compact Slave Pump/Cells	1	19,246.46
5/31/2001	Isco	Separation System	1	18,993.08
6/18/2001	VWR Scientific	Lg. Capacity Mixer	1	1,800.20
8/7/2001	Fisher	Ref/Freezer115V	1	1,350.11
9/30/2001	Fisher	Sonic Dismember Digital MDL 500	1	4,235.41
11/30/2001	Waters	Mass Spec	1	149,542.55
12/31/2001	Waters	2695 w/col htr/degas/sealwash	1	27,724.46

				323,750.26

		BIOLOGICAL SCIENCES
1/16/2001	Brandel	HARVESTER (TTP-48 PROBE); #1FL	1	9,942.60
		VACUUM PUMP W/ MIST PUMP	1
		Sales Tax	1	596.55
2/21/2001	Millipore	MILLI Q ACADEMIC 120V/60HZ	2	7,029.26
		Q-GARD 2	2
		QUANTUM EX	2
		PRESS REGULATOR W/GAUGE	2
2/13/2001	Beckman Coulter	GRIPPER TOOL SYS FOR BIOMEK 2000	1	10,054.32
		96-FILTRATION SYSTEM	1
3/14/2001	Brandel	1 BIT 48K PROBE	1	1,450.00
3/27/2001	PerkinElmer	1450 TRILUX 23 NET 16 PLATE	1	81,166.69
		Sales Tax		4,869.99
5/10/2001	Brandel	Supfrafusion 2500	1	34,324.74
6/30/2001	Carmet	Beckman J2-s1M	1	6,200.00
		Beckman JA20	1	1,700.00
6/30/2001	VWR Scientific	Generator PTA107S	1	1,128.11
7/31/2001	Inotech	Pressure Plate Inserts	var	2,970.00
8/24/2001	Inotech	3300 Harvester Pump	1	1,365.00

				162,797.26

2001 Additions

				—
				486,547.52

3/27/2001	Apple Rock	Trade Show Display Board (Deposit)	1	865.80
4/30/2001	Apple Rock	Trade Show Display Board (Bal)	1	1,140.89
7/27/2001	ARM	Contract Tickler System	1	4,529.00
9/30/2001	Best SW	FAS Suite/Cradle	1	4,095.78
10/25/2001	Hodges	FAS Upgrade to Network	1	3,042.16

				13,673.63

1/11/2001	GraphPAd	PRISM FOR WINDOWS	3	1,113.75
	Silicon	REMFGD 195MHZ 1P OCTANE SI
12/15/2001	Graphics	128MB/4G	2	10,286.34
		DESTN KIT PERIPHERALS 115V	4
		ADVANCED WKST EVIRONMENT 6.5	2
		REMFGD 21" G1 DISPLAY OCTANE	2
		KEYBOARD KIT US 02 AND OCTANE	2
		DELL GX100 600MHZ CELERON
2/19/2001	NetUnlimited	PROCESSOR W/128MB RAM	5	8,364.70
		DELL PRECISION 330 1.3 GHZ
		PROCESSOR W/256MB RAM	1
2/5/2001	NetUnlimited	LASERJET 2100TN INTERNAL NIC	1	1,187.20
		LASERJET 2100TN TONER CARTIDGE	1
		HEWLETT PACKARD LASERJET 2100TN
2/8/2001	NetUnlimited	INTERNAL NIC	2	2,194.20
3/27/2001	NetUnlimited	Dell 420 Workstation	1	3,457.00
3/27/2001	NetUnlimited	Sony VAIO/HP Scanjet	1	3,346.71
5/10/2001	Silicon	PCI CARD CAGE	2	3,180.00
5/31/2001	NetUnlimited	Dell Pwer App Web 120 PIII	1	3,198.02
		Dell Optiplex GX 110 PIII	4	4,405.36
6/18/2001	NetUnlimited	6 deLL Optiplex GX110 Computers	6	6,604.04
		4 Dell P78017" Color Monitor	4	1,394.96
7/27/2001	G.Dunbar	Laptop	1	3,669.97
10/24/2001	D. Lambe	Laptop	1	3.417.78
	NuGenesis	Software-Unify & Vision Software Licenses,
12/31/2001	Tech.	Archive Software License		125,443.60
12/31/2001	IBM	X Series 330 P111 1U Server	3	21,518.00

				202,781.63

		PENTAD HARDWARE
4/30/2001	RCH Products	Zappa Computer	1	265,906.50
6/18/2001	NetUnlimited	Zappa Wiring		713.56
9/30/2001	RCH Products	Octane R12k, Octane R10k, Software Care		11,694.18

				278,314.24

		PENTAD SOFTWARE
04/30/001	Harcourt			13,526.19
	Serena			400.00

				13,926.19

				995,243.21

2002 CIP

Cold Room	$48,234.00
Animal Housing System	$50,967.50
Furniture & Fixtures	$773,697.13
Artwork	$20,849.55
Signs	$14,226.00
Leasehold Improvements	$78,404.58
IT Switches/Communications	$106,679.96
Stability Chambers	$39,112.17
Estimates:
Cage Wash System	$35,766.66	Final bills not received
AV Equipment	$115,000.00	Final bills not received
Additional Furniture Pieces	$8,000.00	Final bills not received

	$1,290,937.55

2002 Additions

		MEDICINAL CHEMISTRY
3/20/2002	Fisher	Mettler Toledo Analytical Balance Model AB204-	1	2,276.23
2/28/2002	Insight	HP Laserjet 1200	3	1,137.00

		Total Med Chem		3,413.23

		P3
1/31/2002	Fisher	Cold Trap Condenser Assembly	1	25,973.48
2/5/2002	Aetrohm- Pea	Metrohm-Peak Personal IC System	1	18,186.22

		Total P3		44,159.70

		BIOLOGICAL SCIENCES
3/20/2002	Brandel	BR-36 Auto Dispensing System; 2X1B	1	3,850.00
3/20/2002	Brandel	18 Channel Perfusion Block, Tray, Reagent	1	6,650.00
3/20/2002	VWR	Balance Basic 1510G CAPX10MG	2	3,147.63

		Total Biological Sciences		13,647.63

		Total Drug Discovery & Biological Sciences		57,807.33

		Administrative
1/31/2002	Dell	Latitude C810,1.13Ghz, Pentium III	1	3,135.37
3/31/2002	Dell	Laptop		3,153.49

		Total Administrative		6,288.86

		IT
1/31/2002	NuGenesis	Instrument Archive Server	1	23,787.50
2/27/2002	Insight	Netshelter VX Base Enclosure	1	1,569.00
2/27/2002	Dell	PC’s	3	3,527.27

		Total IT		28,883.77

		Clinical Research & Development
2/27/2002	Dell	Laptop		3,153.49

		Total Clinical Research & Development		3,153.49

		Total New Additions		99,546.68

Amended and Restated Note and Security Agreement of

Targacept, Inc. in favor of R.J. Reynolds Tobacco Holdings, Inc. dated January 30,2004

Form of Supplemental Schedule to Exhibit A

Additional Collateral:

Attach spreadsheet including, without limitation:

1. Number of Additional Tranche

2. Date of Additional Tranche

3. Interest Rate Applicable to Additional Tranche

4. First Payment of Additional Tranche Due

5. Last Payment of Additional Tranche Due

6. Amount of Each Monthly Payment in respect of Additional Tranche

7. Aggregate Amount of Each Monthly Payment in respect of all Tranches

8. Aggregate Principal Amount Outstanding on all Tranches